                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting Persons:     * Coliseum Capital Management, LLC, a
                                       Delaware limited liability company ("CCM");

                                     * Coliseum Capital, LLC, a Delaware limited
                                       liability company ("CC");

                                     * Coliseum Capital Partners, L.P., a Delaware
                                       limited partnership ("CCP");

                                     * Coliseum Capital Partners II, L.P., a
                                       Delaware limited partnership
                                       ("CCP2" and,together with CCP, the "Funds");

                                     * Blackwell Partners, LLC, a Georgia limited
                                       liability company ("Blackwell");

                                     * Adam Gray; and

                                     * Christopher Shackelton, a member of the
                                       board of directors of LHC Group, Inc.
                                       (the "Issuer").

Address for each of the Reporting
Persons, except Blackwell:             Metro Center, 1 Station Place, 7th Floor
                                       South, Stamford, CT 06902

Address for Blackwell:                 c/o DUMAC, LLC, 406 Blackwell Street,
                                       Suite 300, Durham, NC 27701
Date of Earliest Transaction
Required to be Reported:               March 14, 2013

Designated Filer for each of the
Reporting Persons:                     Coliseum Capital Management, LLC

Issuer & Ticker Symbol for each
of the Reporting Persons:              LHC Group, Inc.; LHCG

Title of Non-Derivative
Security for each of the
Reporting Persons:                     Common Stock $0.01 par value
                                       (the "Stock")

Non-Derivative Securities
Acquired:                              The Reporting Persons acquired the Stock
                                       as follows:

Transaction Date    Amount of Securities           Price    Amount of Securities
                         Aquired                             Beneficially Owned
                                                             Following Reported
                                                               Transactions
--------------------------------------------------------------------------------
3/14/2013               3,101(1)                 $20.69(2)      2,525,418(3)
3/15/2013              24,100(1)                 $21.24(4)      2,549,518(3)

Title of Derivative
Security for each of the
Reporting Persons:                     Phantom Stock

Derivative Securities Acquired:        The Reporting Persons acquired the Phantom
                                       Stock as follows:

Transaction Date   Conversion or     Number of     Price      Amount of Derivative
                  Excercise Price    Derivative               Securities Beneficially
                  of Derivative      Securites                Owned Following
                                     Acquired                 Reported Transactions
-------------------------------------------------------------------------------------
3/15/2013            (5)             1,166          $0        1,166(6)
3/15/2013            (5)             1,167          $0        1,167(6)
3/15/2013            (5)             1,167          $0        1,167(6)
3/15/2013            (5)             2,700          $0        2,700(6)

(1) These securities are held directly by CCP2. Mr. Shackelton and Adam Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees Blackwell and CC's right to receive performance-related fees from the Funds. Each of
Christopher Shackelton, Adam Gray, CCP2, CC and CCM disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is the Chairman of the board of directors of the Issuer.

(2) This transaction was executed in multiple trades at prices ranging from
$20.63 to $20.75. The reported price reflects the weighted average purchase price. The Reporting Person filing this report hereby undertakes to provide upon request by the SEC staff, LHC Group, Inc. or a shareholder of LHC Group, Inc.
full information regarding the number of shares purchased at each separate price.

(3) These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees Blackwell and CC's right to receive performance-related fees from the Funds. Each of
Christopher Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is the Chairman of the board of directors of the Issuer. Following the transactions reported herein,
Blackwell directly beneficially owned 808,838 shares of Stock, CCP directly beneficially owned 1,515,567 shares of Stock and CCP2 directly beneficially owned 225,113 shares of Stock.

(4) This transaction was executed in multiple trades at $21.24.

(5) Each share of phantom stock shall be entitled to a cash payment equal to the fair market value of a share of LHC Group, Inc.'s common stock, par value $0.01 per share ("Common Stock"), as of the payment date based on the closing market price of the Common Stock on such date.

(6) These securities were received by CCP pursuant to an agreement under which
Christopher Shackelton assigned to CCP the right to receive all compensation
(including equity compensation) that Mr. Shackelton would otherwise receive as a director of the Issuer. CC serves as the general partner for CCP, and CCM serves as investment advisor to each of the Funds and Blackwell. The Phantom Stock is held directly by CCP. Messrs. Shackelton and Gray are managers of and have an ownership interest in CC and may be deemed to have an indirect pecuniary interest in the Phantom Stock held by CCP due to CC's right to receive performance-related fees from CCP. Each of CCP, Mr. Shackelton and Mr. Gray disclaim beneficial ownership of the Phantom Stock except to the extent that of that person's pecuniary interest therein.

Christopher Shackelton         /s/ Christopher Shackelton              August 2, 2013
                              -----------------------------------      --------------
                              **Signature of Reporting Person              Date

Coliseum Capital              /s/ Christopher Shackelton, Manager      August 2, 2013
Management, LLC              -------------------------------------     --------------
                              **Signature of Reporting Person              Date

Coliseum Capital, LLC          /s/ Christopher Shackelton, Manager     August 2, 2013
                              ------------------------------------     --------------
                              **Signature of Reporting Person              Date

Coliseum Capital Partners, L.P.
By: Coliseum Capital, LLC,
General Partner                /s/ Christopher Shackelton, Manager     August 2, 2013
                              -------------------------------------    --------------
                               **Signature of Reporting Person             Date

Coliseum Capital Partners II, L.P.
By: Coliseum Capital, LLC,
General Partner                 /s/ Christopher Shackelton, Manager    August 2, 2013
                               ------------------------------------    --------------
                                **Signature of Reporting Person             Date

Blackwell Partners, LLC
By: Coliseum Capital Management,
LLC, Attorney-in-fact           /s/ Christopher Shackelton, Manager    August 2, 2013
                                -----------------------------------    --------------
                              **Signature of Reporting Person              Date

Adam Gray                      /s/ Adam Gray                           August 2, 2013
                               ------------------------------------    --------------
                              **Signature of Reporting Person              Date

**Intentional misstatements or omissions of facts constitute Federal Criminal
Violations.See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).